Exhibit 99.4

PHILLIPS 66

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW, EACH OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED                     , 2012:

$800,000,000 AGGREGATE PRINCIPAL AMOUNT OF 1.950% SENIOR NOTES DUE 2015 FOR ANY AND ALL OUTSTANDING 1.950% SENIOR NOTES DUE 2015,

$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.950% SENIOR NOTES DUE 2017 FOR ANY AND ALL OUTSTANDING 2.950% SENIOR NOTES DUE 2017,

$2,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF 4.300% SENIOR NOTES DUE 2022 FOR ANY AND ALL OUTSTANDING 4.300% SENIOR NOTES DUE 2022, AND

$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.875% SENIOR NOTES DUE 2042 FOR ANY AND ALL OUTSTANDING 5.875% SENIOR NOTES DUE 2042

THE EXCHANGE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

, 2012

To Our Clients:

Enclosed for your consideration is a Prospectus dated             , 2012 (the “Prospectus”) and the related Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) in connection with the offers of Phillips 66 (the “Company”) to exchange (i) an aggregate principal amount of up to $800,000,000 of its 1.950% Senior Notes due 2015 (the “old 2015 notes”) for a like principal amount of its 1.950% Senior Notes due 2015 (the “new 2015 notes”), (ii) an aggregate principal amount of up to $1,500,000,000 of its 2.950% Senior Notes due 2017 (the “old 2017 notes”) for a like principal amount of its 2.950% Senior Notes due 2017 (the “new 2017 notes”), (iii) an aggregate principal amount of up to $2,000,000,000 of its 4.300% Senior Notes due 2022 (the “old 2022 notes”) for a like principal amount of its 4.300% Senior Notes due 2022 (the “new 2022 notes”), and (iv) an aggregate principal amount of up to $1,500,000,000 of its 5.875% Senior Notes due 2042 (the “old 2042 notes” and, together with the old 2015 notes, the old 2017 notes and the old 2022 notes, the “Old Notes”) for a like principal amount of its 5.875% Senior Notes due 2042 (the “new 2042 notes” and, together with the new 2015 notes, the new 2017 notes and the new 2022 notes, the “New Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (the “Letter of Transmittal,” and together with the Prospectus, the “Exchange Offers”). Consummation of the Exchange Offers are subject to certain conditions described in the Prospectus. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Prospectus.

WE ARE THE REGISTERED HOLDER OF OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. WE URGE YOU TO READ THE PROSPECTUS AND THE LETTER OF TRANSMITTAL CAREFULLY BEFORE INSTRUCTING US TO TENDER YOUR OLD NOTES.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offers. THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS EXTENDED OR EARLIER TERMINATED. Old Notes tendered pursuant to the Exchange Offers may be withdrawn only under the circumstances described in the Prospectus and the Letter of Transmittal.

Your attention is directed to the following:

1. The Exchange Offers are for the entire aggregate principal amount of outstanding Old Notes.

2. Consummation of the Exchange Offers is conditioned upon the terms and conditions set forth in the Prospectus under the captions “The Exchange Offers—Terms of The Exchange Offers” and “The Exchange Offers—Conditions.”

3. Tendering Holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the Expiration Date.

4. Any transfer taxes incident to the transfer of Old Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

5. The Exchange Offers are not being made to, nor will the surrender of Old Notes for exchange be accepted from or on behalf of, Holders of Old Notes in any jurisdiction in which the Exchange Offers or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

6. The acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of Exchange Notes will be made as soon as practicable after the Expiration Date.

7. The Company expressly reserves the right, in its reasonable discretion and in accordance with applicable law, (i) to delay accepting any Old Notes, (ii) to terminate the Exchange Offers and not accept any Old Notes for exchange if it determines that any of the conditions to the Exchange Offers, as set forth in the Prospectus, have not occurred or been satisfied, (iii) to extend the Expiration Date of the Exchange Offers and retain all Old Notes tendered in the Exchange Offers other than those Old Notes properly withdrawn, or (iv) to waive any condition or to amend the terms of the Exchange Offers in any manner. In the event of any extension, delay, non-acceptance, termination, waiver or amendment, the Company will as promptly as practicable give oral or written notice of the action to the exchange agent and make a public announcement of such action. In the case of an extension, such announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

8. Consummation of the Exchange Offers may have adverse consequences to Holders of Old Notes not tendering such Old Notes pursuant to the Exchange Offers, including that the reduced amount of outstanding Old Notes as a result of the Exchange Offers may adversely affect the trading market, liquidity and market price of the Old Notes.

If you wish to have us tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

INSTRUCTIONS REGARDING THE EXCHANGE OFFERS

WITH RESPECT TO THE

$800,000,000 OF 1.950% SENIOR NOTES DUE 2015,

$1,500,000,000 OF 2.950% SENIOR NOTES DUE 2017,

$2,000,000,000 OF 4.300% SENIOR NOTES DUE 2022

AND

$1,500,000,000 OF 5.875% SENIOR NOTES DUE 2042

(“OLD NOTES”)

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed documents referred to therein relating to the Exchange Offers of Phillips 66 with respect to the Old Notes.

This will instruct you whether to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal. (check box as applicable)

Box 1 ☐  Please tender the Old Notes held by you for my account, as indicated below.

Box 2 ☐  Please do not tender any Old Notes held by you for my account.

Date: , 2012

Signature(s)*

Please Print Name(s) Here

Select Old Notes to be Tendered:

☐ 1.950% Senior Notes due 2015

Principal Amount of 1.950% Senior Notes due 2015 to be Tendered:	Please Type or Print Address

$	Area Code and Telephone Number

(must be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof)

☐ 2.950% Senior Notes due 2017	Taxpayer Identification or Social Security Number

Principal Amount of 2.950% Senior Notes due 2017 to be Tendered:
My Account Number With You

$ (must be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof)

☐ 4.300% Senior Notes due 2022 Principal Amount of 4.300% Senior Notes due 2022 to be Tendered: $ (must be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof)

☐ 5.875% Senior Notes due 2042 Principal Amount of 5.875% Senior Notes due 2042 to be Tendered: $ (must be in the principal amount of $2,000 or an integral multiple of $1,000 in excess thereof)

*	UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL ORIGINAL NOTES OF SUCH BENEFICIAL OWNER(S).